As filed with the Securities and Exchange Commission on August 28, 2026

Registration No. 333-296889

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

Pre-Effective Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Live Ventures Incorporated

(Exact name of registrant as specified in its charter)

Nevada	85-0206668
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8548 Rozita Lee Ave., Suite 305

Las Vegas, Nevada 89113

(702) 997-5968

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jon Isaac

President and Chief Executive Officer

Live Ventures Incorporated

8548 Rozita Lee Ave., Suite 305

Las Vegas, Nevada 89113

(702) 997-5968

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Randolf W. Katz, Esq. Clark Hill PLC 555 South Flower Street, 24th Floor Los Angeles, California 90071 213-891-9100	Yevgeniya (Jeny) Zarmon, Esq. Clark Hill PLC 210 Carnegie Center, Suite 102 Princeton, New Jersey 08540 609-785-2918

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not a solicitation of an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Preliminary Prospectus Subject to completion, Dated August 28, 2026

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell from time to time shares of our common stock, par value $0.001 per share (our “Common Stock”), shares of our preferred stock, par value $0.001 per share (our “Preferred Stock”), debt securities, warrants, rights, and units that include any of these securities. The Preferred Stock or warrants may be convertible into or exercisable for shares of our Common Stock or shares of our Preferred Stock or other of our securities registered hereunder. The debt securities may be convertible into or exchangeable for shares of our Common Stock or shares of our Preferred Stock. Our Common Stock is listed on The Nasdaq Capital Market and trades under the symbol “LIVE.”

We may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis.

The aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $7.7 million, based on 3,071,656 shares of outstanding Common Stock as of August 28, 2026, of which approximately 2.2 million shares of Common Stock were held by affiliates, and based on the closing sale price of our Common Stock of $9.31 on August 27, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our Common Stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our Common Stock held by non-affiliates is less than $75,000,000. In the event that, subsequent to the date of this prospectus, the aggregate market value of our outstanding Common Stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this prospectus. During the prior 12 calendar months prior to, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

See the “Risk Factors” section of this prospectus on page four and the applicable prospectus supplement for certain risks that you should consider before investing in our securities.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities nor passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [  ], 2026.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a Registration Statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time, up to a total dollar amount of $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus we will provide a prospectus supplement, incorporate information or document by reference into this prospectus or a related free writing prospectus or use other offering materials, as applicable, containing more specific information about the terms of the securities that are then being offered. We may also authorize one or more related free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. This prospectus, together with applicable prospectus supplements, any information or document incorporated by reference, and any related free writing prospectus or other offering materials, as applicable, we file with the SEC, includes all material information relating to these offerings and securities. We may also add, update, or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we incorporate by reference into this prospectus, including, without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information or document incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement, and any related free writing prospectus or other offering materials, as applicable, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

You should rely only on the information we have provided in, or incorporated by reference into, this prospectus, any applicable prospectus supplement, and any related free writing prospectus or other offering materials, as applicable. We have not authorized anyone to provide you with different information. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus, or other offering materials, as applicable.

Neither the delivery of this prospectus nor any sale made under it implies that there has not been any change in our business or affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus, or other offering materials, as applicable, is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, any related free writing prospectus, or other offering materials, as applicable, or any sale of a security.

The Registration Statement containing this prospectus, including exhibits to the Registration Statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The Registration Statement and other reports can be read at the SEC Internet site or at the SEC offices mentioned under the heading “Available Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein; but, reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Available Information.”

AVAILABLE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus. This prospectus, which is a part of that Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the Registration Statement and the exhibits filed with the Registration Statement. A copy of the Registration Statement and the exhibits filed with the Registration Statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, we file periodic reports, proxy statements, and other information with the SEC. Such periodic reports, proxy statements, and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.liveventures.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended September 30, 2025, filed with the SEC on December 17, 2025;

•

Our Quarterly Reports on Form 10-Q for the quarters ended  December 31, 2025 , filed with the SEC on February 12, 2026 , March 31, 2026 , filed with the SEC on May 14, 2026 , and  June 30, 2026 , filed with the SEC on August 13, 2026 ;

•

Our Current Reports on Form 8-K, filed with the SEC on February 12, 2026 ; April 9, 2026 , May 14, 2026 , June 25, 2026 , and August 13, 2026 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of such Current Reports on Form 8-K); and

•	The description of our Common Stock filed as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended September 30, 2019, filed with the SEC on February 10, 2020.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after (i) the date of the initial Registration Statement and prior to effectiveness of the Registration Statement and (ii) the date of this prospectus and before the termination or completion of this offering, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Written or telephone requests should be directed to Live Ventures Incorporated, 8548 Rozita Lee Avenue, Suite 305, Las Vegas, Nevada 89113, Attention: Corporate Secretary; telephone: (702) 997-5968.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference into it, contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the SEC. Such statements include, without limitation, statements regarding our expectations, hopes, or intentions regarding the future. Statements that are not historical fact are forward-looking statements. These forward looking statements can often be identified by their use of words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “will,” “may,” and “assume,” as well as variations of such words and similar expressions referring to the future. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act, and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” below, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements. All forward-looking statements in this prospectus and the documents incorporated by reference into it are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

RISK FACTORS

In the following paragraphs, the Company describes some of the principal risks and uncertainties that could adversely affect its business, results of operations, financial condition (including capital and liquidity), or prospects or the value of or return on an investment in the Company. These risks and uncertainties, however, are not the only ones faced by the Company. Other risks and uncertainties that are not presently known to the Company that it has failed to identify, or that it currently considers immaterial may adversely affect the Company as well. Except where otherwise noted, the risk factors address risks and uncertainties that may affect the Company as well as its subsidiaries. These risk factors should be read in conjunction with our Annual Report on Form 10-K for the year ended September 30, 2025, which is incorporated by reference into this prospectus.

RISKS RELATING TO OUR COMPANY GENERALLY

Our results of operations could fluctuate due to factors outside of our control.

Our operating results have historically fluctuated significantly, and we could continue to experience fluctuations or declining operating results due to factors that may or may not be within our control. Such factors include the following:

•	fluctuating demand for our products and services;

•	changes in economic conditions and the amount of consumers' discretionary spending;

•	changes in technologies favored by consumers;

•	customer refunds or cancellations;

•	our ability to continue to bill our customers through existing means;

•	market acceptance of new or enhanced versions of our services or products;

•	new product offerings or price competition (or pricing changes) by us or our competitors;

•	with respect to our retail segment, the opening of new stores by competitors in our markets;

•

with respect to all segments, but particularly our manufacturing segment, changes or proposed changes in import or export trade restrictions or tariffs, and other isolationist trade practices and policies;

•

the amount and timing of expenditures for the acquisition of new businesses and the expansion of our operations, including the hiring of new employees, capital expenditures, and related costs (including wage cost increases due to historically low unemployment rates and staffing shortages in certain industries);

•

inflationary trends, including recent steep increases in the costs of consumer goods (as measured by CPI), including rising prices for gasoline, may dampen consumer spending at our retail establishments;

•	technical difficulties or failures affecting our technical and operating systems in general; and

•	the fixed nature of a significant amount of our operating expenses.

Our obligations under our consolidated indebtedness are significant.

As of September 30, 2025, we had approximately $117.7 million of total consolidated principal indebtedness outstanding. These financial obligations may have significant negative consequences for us, including:

•	limiting our ability to satisfy our obligations;
•	increasing our vulnerability to general adverse economic and industry conditions;
•	limiting our flexibility in planning for, or reacting to, changes in our businesses and the markets in which we operate;
•	placing us at a competitive disadvantage compared to competitors that have less debt;
•	increasing our vulnerability to, and limiting our ability to react to, changing market conditions, changes in our industry and economic downturns;
•	limiting our ability to obtain additional financing to fund working capital requirements, capital expenditures, debt service, acquisitions, general corporate, or other obligations;
•

subjecting us to a number of restrictive covenants that, among other things, limit our ability to pay dividends and distributions, make acquisitions and dispositions, borrow additional funds, and make capital expenditures and other investments;

•	restricting our and our wholly owned subsidiary’s ability to make dividend payments and other payments;
•

limiting our ability to use operating cash flow in other areas of our business because we must dedicate a significant portion of these funds to make principal and/or interest payments on our outstanding debt;

•	exposing us to interest rate risk due to the variable interest rate on borrowings under certain of our credit facilities; and
•

causing our failure to comply with the financial and restrictive covenants contained in our current or future indebtedness, which could cause a default under such indebtedness and which, if not cured or waived, could have a material adverse effect on us.

Because of our floating rate credit facilities, we may be adversely affected by interest rate changes.

Our financial position may be affected by fluctuations in interest rates, as our floating rate credit facilities are subject to floating interest rates. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions, and other factors beyond our control. Due to our current borrowings under our floating rate credit facilities, or if we were to increase our floating rate credit borrowings, an increase in interest rates could have an adverse effect on our financial condition and results of operations. As of the year ended September 30, 2025, our amount of floating rate credit borrowings was approximately $48.7 million.

Risks Related to Indebtedness of Our Subsidiary, Precision Metal Works

Precision Metal Works, Inc. (“PMW”), our wholly-owned subsidiary, is party to a Credit and Security Agreement with Fifth Third Bank, National Association (“Fifth Third”), pursuant to which approximately $10.6 million in principal is outstanding as of June 30, 2026. The maturity date of the loan was July 19, 2026. During the three months ended March 31, 2026, the Company determined that PMW was in default of the Fixed Charge Coverage Ratio (“FCCR”) covenant under the credit agreement governing its Credit Agreement, at which time Fifth Third agreed to forbear from exercising its rights and remedies through June 15, 2026, which forbearance subsequently was extended through August 19, 2026 and further extended through September 19, 2026. The FCCR default was not a default on any payment obligations to Fifth Third under the Credit Agreement, as PMW has made, and continues to make, all payments on the Fifth Third Facility.

The default does not (and cannot) trigger any cross-default or cross-acceleration provision under any other credit facility of the Company or any of its other subsidiaries.  Accordingly, Fifth Third’s potentially available rights and remedies — including any potential right to declare the outstanding balance immediately due and payable or to foreclose on PMW’s assets — are limited solely to PMW and its assets.  Fifth Third has no contractual recourse to the assets of Live Ventures or any of its other subsidiaries.

The forbearance period has been extended through August 19, 2026, and PMW has not refinanced the obligations. PMW and the Company are currently evaluating financing terms with a prospective replacement lender; however, there can be no assurance that a definitive agreement on acceptable terms will be entered. During the term of the in-place forbearance agreement, Fifth Third is contractually precluded from exercising any of its potential contractual rights and remedies against PMW, including declaring all of PMW’s outstanding obligations immediately due and payable, foreclosing upon PMW’s collateral securing the Credit Agreement, which includes substantially all of PMW’s assets, or pursuing any other remedies available under the Credit Agreement or applicable law.

If Fifth Third elects not to extend the in-place forbearance agreement, it could accelerate the indebtedness or enforce remedies against PMW’s assets. Were that to occur and PMW not to refinance its obligations to Fifth Third under the Credit Agreement, PMW may be unable to continue operations, which could result in a non-cash impairment of our investment in PMW. However, given PMW's current operating losses, the elimination of PMW's operations would not be expected to have a material adverse effect on the Company's consolidated net earnings.  Alternatively, we could determine to continue to provide financial support to PMW, which provision of support could adversely affect our liquidity. There can be no assurance that PMW will be able to negotiate a further forbearance (if required), obtain replacement financing on acceptable terms or at all, or otherwise resolve its default status with Fifth Third, and the failure to do so could have an adverse effect on the business, financial condition, and results of operations of PMW, but not a material adverse effect on the Company, on a consolidated basis.

If we do not effectively manage our growth and business, our management, administrative, operational, and financial infrastructure and results of operations may be materially and adversely affected.

We have expanded our Company over the past few years through the acquisition of different businesses in different industries. We intend to acquire additional businesses (possibly in different sectors) in the future. Significant expansion of our present operations will be required to capitalize on potential growth in market opportunities, will require us to add additional management personnel, and will require us to continue to upgrade our financial and management systems and controls and information technology infrastructure. Any further expansion will also place a significant strain on our existing management, operational, and financial resources. Additionally, due to changing conditions in financial markets, financing may be more difficult or expensive to obtain at rates and terms that are acceptable to the Company.

Although we currently have no material long-term need for capital expenditures at our existing operating subsidiaries, we will likely be required to make increased capital expenditures to fund our anticipated growth of operations, infrastructure, and personnel. In the future, we may need to seek additional capital through the issuance of debt (including convertible debt) or equity, depending upon the results of our operations, market conditions, or unforeseen needs or opportunities. Our future liquidity and capital requirements will depend on numerous factors, including:

•	the pace of expansion of our operations;
•	our response to competitive pressures; and
•	future acquisitions of complementary products, technologies or businesses.

The sale of equity or convertible debt securities could result in additional dilution to existing stockholders. There is no assurance that any financing arrangements will be available in amounts or on terms acceptable to us, if at all.

If we identify a material weakness in our internal control over financial reporting, fail to remediate a material weakness, or fail to establish and maintain effective internal control over financial reporting, our ability to accurately and timely report our financial results could be adversely affected.

The effectiveness of any controls or procedures is subject to certain inherent limitations, and as a result, there can be no assurance that our controls and procedures will prevent or detect misstatements. Even an effective system of internal control over financial reporting will provide only reasonable, not absolute, assurance with respect to financial statement preparation. Also, projections of any evaluations of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

If we fail to remediate a material weakness or are otherwise unable to maintain effective internal control over financial reporting, management could be required to expend significant resources and we could fail to meet our public reporting requirements on a timely basis, and be subject to fines, penalties, investigations or judgments, all of which could negatively affect investor confidence and adversely impact our stock price.

Our failure to comply with various applicable federal and state employment and labor laws and regulations could have a material, adverse impact on our business.

Various federal and state employment and labor laws and regulations govern our relationships with our employees. These laws and regulations relate to matters, such as employment discrimination, wage and hour laws, requirements to provide meal and rest periods or other benefits, family leave mandates, requirements regarding working conditions and accommodations to certain employees, citizenship or work authorization and related requirements, insurance and workers’ compensation rules, healthcare laws and regulations, and anti-discrimination and anti-harassment laws. Complying with these laws and regulations subjects us to substantial expense and non-compliance could expose us to significant liabilities. We have previously been subject to litigation regarding certain of these matters and may be subject to similar cases in the future. We could suffer losses from these and similar cases, and the amount of such losses or costs could be significant. In addition, several states and localities in which we operate (as well as the federal government) have from time-to-time enacted minimum wage increases, changes to eligibility for overtime pay, changes to paid sick leave, changes to mandatory vacation accruals, and changes to other similar requirements. These changes have increased our labor costs and may have a further negative impact on our labor costs in the future.

A significant number of our employees are paid at rates related to the applicable minimum wage. Federal, state, and local proposals that increase minimum wage requirements or mandate other employee matters will likely, to the extent implemented, materially increase our labor and other costs. Several states in which we operate have approved minimum wage increases that are above the federal minimum. As more jurisdictions implement minimum wage increases, our labor costs will continue to increase. Our ability to respond to minimum wage increases by increases in our prices depends on the willingness of our customers to pay higher prices and our perceived value relative to our competitors. Our distributors and suppliers could also be affected by higher minimum wages, benefit standards, and compliance costs, which would result in higher costs for goods and services that they supply to us.

We may not be able to protect our intellectual property rights adequately.

Our success depends both on our internally developed technology and licensed third-party technology. We rely on a variety of trademarks, service marks, and designs to promote our brand names and identity. We also rely on a combination of contractual provisions, confidentiality procedures, trademark, copyright, trade secrecy, unfair competition, and other intellectual property laws to protect the proprietary aspects of our products and services. The commercially reasonable steps we take to protect our intellectual property rights may not be adequate to protect our intellectual property and may not prevent our competitors from gaining access to our intellectual property and proprietary information. In addition, we cannot provide assurance that courts will always uphold our intellectual property rights or enforce the contractual arrangements that we have entered into to obtain and protect our proprietary technology.

Third parties, including our partners, contractors, or employees may infringe or misappropriate our copyrights, trademarks, service marks, trade dress, and other proprietary rights. Any such infringement or misappropriation could have a material adverse effect on our business. We may also be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights.

We may decide to initiate litigation in order to enforce our intellectual property rights or to determine the validity and scope of our proprietary rights. Any such litigation could result in substantial expense and may not adequately protect our intellectual property rights. In addition, we may be exposed to future litigation by third parties based on claims that our products or services infringe or misappropriate their intellectual property rights. Such claims or litigation could force us to cease selling or using products incorporating the subject intellectual property, attempt to obtain a license on reasonable terms, or attempt to redesign or rename products to avoid infringement, each of which may be costly and time-consuming.

We may be subject to intellectual property claims that create uncertainty about ownership or use of technology essential to our business and divert our managerial and other resources.

Our success depends, in part, on our ability to operate without infringing the intellectual property rights of others. Third parties may, in the future, claim our current or future services, products, trademarks, technologies, business methods or processes infringe their intellectual property rights, or challenge the validity of our intellectual property rights. The defense and prosecution of intellectual property suits can become very costly and may divert our technical and management personnel from their normal responsibilities. Furthermore, due to the voluminous amount of discovery frequently conducted in connection with intellectual property litigation, some of our confidential information could be disclosed to competitors during this type of litigation, and public announcements of the results of hearings or motions could adversely affect the trading price of our common stock.

Data breaches or other cybersecurity incidents involving customer or employee data stored by us could adversely affect our reputation and revenues.

We collect and store confidential information with respect to our customers and employees. A compromise of our data security systems or those of businesses with which we interact could result in information related to our customers or employees being obtained by unauthorized persons. Any such breach could result in fraudulent activity, claims and lawsuits against us, and could have a material adverse effect on our operating results and financial condition. Also, the interpretation and enforcement of data protection laws in the United States and abroad are uncertain and, in certain circumstances, contradictory. If we are subject to data security breaches or government-imposed fines, we may have a loss in sales or be forced to pay damages or other amounts, which could adversely affect profitability.

Tax matters, including the changes in corporate tax rates, disagreements with taxing authorities and imposition of new taxes could impact our results of operations and financial condition.

We are subject to income and other taxes in the U.S., and our operations, plans, and results are affected by tax and other initiatives. We are also subject to regular reviews, examinations, and audits by the Internal Revenue Service and other state and local taxing authorities. Although we believe our tax estimates are reasonable, if a taxing authority disagrees with the positions we have taken, we could face additional tax liability, including interest and penalties. The enactment of or increases in tariffs, or other changes in the application or interpretation of the Tax Cuts and Jobs Act, may have an adverse effect on our business or on our results of operations.

We are involved in an ongoing SEC investigation, which could divert management’s focus, result in substantial investigation expenses and have an adverse impact on our reputation, financial condition, results of operations and cash flows.

On August 2, 2021, the SEC filed a civil complaint in the United States District Court for the District of Nevada naming the Company and two of its executive officers — Jon Isaac, the Company’s current President and Chief Executive Officer, and Virland Johnson, the Company’s former Chief Financial Officer, as defendants, as well as certain other related third parties. The SEC Complaint alleges various financial, disclosure, and reporting violations related to income and earnings per share data, purported undisclosed stock promotion and trading, purported inaccurate disclosure regarding beneficial ownership of common stock, and undisclosed executive compensation from 2016 through 2018. The SEC seeks permanent injunctions, permanent officer-and-director bars, disgorgement of profits, and civil penalties.

On August 20, 2026, the SEC and the Company filed a Joint Motion to Dismiss Claims Against Defendant Live Ventures Incorporated, which Motion was granted by the Court on August 21. 2026, whereby the SEC dismissed all claims against the Company.  Additionally, the SEC and Messrs. Isaac and Johnson filed a Joint Motion for Entry of Final Judgments against such individuals, which Motion was granted by the Court on August 21. 2026.  In that context, Messrs. Isaac and Johnson consented to entry of the Final Judgments without admitting the allegations of the Complaint (except as to jurisdiction and certain contingent, prospective technical issues), each of which provided that each individual was permanently restrained and enjoined from violating Section 17(a)(2) and (3) of the Securities Act of 1933.  Mr. Isaac was ordered to pay a civil penalty in the amount of $175,000 in a series of five payments, commencing September 4, 2026 in the amount of $35,000 and the balance ratably over the four subsequent 90-day periods.  Mr. Johnson was ordered to pay a civil penalty in the amount of $118,225 on or before September 21, 2026.

RISKS RELATED TO OUR BUSINESS STRATEGY

We may not be able to identify, acquire or establish control of, or effectively integrate previously acquired businesses, which could materially adversely affect our growth.

As part of our business strategy, we intend to pursue a wide array of potential strategic transactions, including acquisitions of new businesses, as well as strategic investments and joint ventures. Although we regularly evaluate such opportunities, we may not be able to identify suitable acquisition candidates, obtain sufficient financing on acceptable terms, complete acquisitions or integrate the acquired businesses, or manage profitable acquired businesses or strategic investments.

The acquisition of a company or business is accompanied by a number of risks, including:

•	failure of due diligence during the acquisition process;
•	adverse short-term effects on reported operating results;
•	the potential loss of key partners or key personnel in connection with, or as the result of, a transaction;
•	the impairment of relationships with clients of the acquired business, or our own customers, partners or employees, as a result of any integration of operations;
•	the recording of goodwill and intangible assets that will be subject to impairment testing on a regular basis and potential periodic impairment charges;
•	the diversion of management’s time and resources;
•	the risk of entering into markets or producing products where we have limited or no experience; and
•

the inability to properly implement or remediate internal controls, procedures and policies appropriate for a public company at businesses that prior to our acquisition were not subject to federal securities laws.

The acquisition of new businesses is costly and such acquisitions may not enhance our financial condition.

Our growth strategy is to acquire companies and identify and acquire assets and technologies from companies in various industries that have a demonstrated history of strong earnings potential. The process to undertake a potential acquisition is time-consuming and costly. We expend significant resources to undertake business, financial, and legal due diligence on our potential acquisition targets and there is no guarantee that we would acquire a target company after we complete due diligence. Our acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities or convertible debt securities, significant write-downs of goodwill and other intangible assets, and exposure to undisclosed or potential liabilities of the acquired companies.

Because we do not intend to use our own employees or members of management to run the daily operations at our acquired companies, business operations might be interrupted if employees at the acquired businesses were to resign or be terminated.

As part of our acquisition strategy, we do not use our own employees or members of our management team to operate the acquired companies. Key members of management at these acquired companies have been in place for several years and have established relationships with their customers. Competition for executive-level personnel is strong, and we can make no assurance that we will be able to retain these key members of management for any period of time. If such key persons were to resign, we might face impairment of relationships with remaining employees or customers, which might cause long-term customers to terminate their relationships with the acquired companies, which may, in turn, materially adversely affect our business, financial condition, and results of operations.

RISKS RELATED TO OUR RETAIL-ENTERTAINMENT AND RETAIL-FLOORING SEGMENTS

Economic conditions in the U.S. could adversely affect demand for the products we sell.

Sales of products are driven, in part, by discretionary spending by consumers. Consumers are typically more likely to make discretionary purchases, including purchasing movies, games, music, flooring, and other discretionary products when there are favorable economic conditions. Consumer spending may be affected by many economic factors outside of our control, such as a decline in consumer confidence, levels of employment, consumer debt levels, and inflation. These and other economic factors could negatively impact our business, results of operations, and financial condition.

Technological advances in the delivery and types of video, video games and PC entertainment software, as well as changes in consumer behavior related to these new technologies, could lower sales.

While it is currently possible to download video, video game content, and music to the current generation of video and gaming systems, downloading is somewhat constrained by bandwidth capacity and video game and movie file sizes. However, broadband speeds are increasing and downloading technology continues to evolve rapidly. If these advances continue to expand our customers’ ability to access and download content, our customers may no longer choose to purchase videos, DVDs, video games, and music in our stores or they may reduce their purchases in favor of other forms of delivery. As a result, our sales and earnings could decline.

Vintage Stock may not compete effectively as browser, mobile, and social video viewing and gaming becomes more popular.

Listening to music, gaming, and viewing video and digital content continues to evolve rapidly. The popularity of browser, mobile and social viewing and gaming have increased greatly, and this popularity is expected to continue to grow. If there is continued growth in popularity of browser, mobile and social viewing and gaming, our financial position, results of operations, cash flows and liquidity could be impacted negatively.

Sales of video games containing graphic violence may decrease as a result of actual violent events or other reasons, and Vintage Stock’s, and our, financial results may be adversely affected as a result.

Many popular video games contain material with graphic violence. As actual violent events occur and are publicized, or for other reasons, public acceptance of graphic violence in video games may decline. Consumer advocacy groups may increase their efforts to oppose sales of graphically-violent video games and may seek legislation prohibiting their sales. As a result, our sales of those games may decrease, which could negatively impact our results of operations.

As a seller of certain consumer products, we are subject to various federal, state, and local laws, regulations, and statutes related to product safety and consumer protection.

While we take steps to comply with these laws, there can be no assurance that we will be in compliance, and failure to comply with these laws could result in penalties that could have a negative impact on our respective businesses, financial condition, and results of operations, cash flows and liquidity. Each of them may also be subject to involuntary or voluntary product recalls or product liability lawsuits. Direct costs or reputational damage associated with product recalls or product liability lawsuits, individually or in the aggregate, could have a negative impact on future revenues and results of operations, cash flows, and liquidity.

International events could delay or prevent the delivery of products to our suppliers.

Some of our suppliers depend on foreign sources to manufacture certain products and raw materials we purchase. Consequently, any disruption to imports, such as uncertainty surrounding trade negotiations, changes in tariffs or quotas, rapidly shifting trade policies, natural disasters, or other supply chain interruptions, could increase costs and reduce product availability.

If we are unable to renew or enter into new leases on favorable terms, our revenue growth may decline.

All of our retail stores are located in leased premises. If the cost of leasing existing stores increases, we can’t be certain that we will be able to maintain our existing store locations as leases expire. In addition, we may not be able to enter into new leases on favorable terms or at all, or may not be able to locate suitable alternative sites or additional sites for new store expansion in a timely manner. Our revenues and earnings may decline if we fail to maintain existing store locations, enter into new leases, locate alternative sites, or find additional sites for new store expansion.

An adverse trend in sales during the winter and holiday selling season could impact our financial results.

Our retail business, like that of many retailers, is seasonal, with a major portion of Vintage Stock’s sales realized around various holidays and other days, including Black Friday, President’s Day, tax refund season, Memorial Day, July 4th, and Labor Day. Any adverse trend in sales during these times could negatively impact their results of operations and, indirectly, ours.

Results of operations may fluctuate from quarter to quarter.

Results of operations may fluctuate from quarter to quarter depending upon several factors, some of which are beyond our control. These factors include, but are not limited to:

•	the timing and allocations of new product releases;
•	the timing of new store openings or closings;
•	shifts in the timing or content of certain promotions or service offerings;
•	the effect of changes in tax rates in the jurisdictions in which we are operating;
•	acquisition costs and the integration of companies we acquire or invest in; and
•	the costs associated with the exit of unprofitable markets or stores.

These and other factors could affect our business, financial condition and results of operations, and this makes the prediction of our financial results on a quarterly basis difficult.

Failure to manage our new store openings effectively could lower our sales and profitability.

Our growth strategy depends in part upon opening new stores and operating them profitably. Our ability to open new stores and operate them profitably depends upon a number of factors, some of which may be beyond our control. These factors include the ability to identify new store locations, negotiate suitable leases and build out the stores in a timely and cost-efficient manner, hire and train skilled associates, integrate new stores into existing operations, and increase sales at new store locations. If we fail to manage new store openings in a timely and cost-efficient manner, our growth or profits may decrease.

If our management information systems fail to perform or are inadequate, our ability to manage our business could be disrupted.

We rely on computerized inventory and management systems to coordinate and manage the activities in our stores and distribution centers. If our inventory or management information systems fail to perform these functions adequately, our business could be adversely affected. In addition, if operations in any of our distribution centers were to shut down or be disrupted for a prolonged period of time, our business would suffer.

We may record future goodwill impairment charges or other asset impairment charges which could negatively impact our future results of operations and financial condition.

We have previously recorded significant goodwill. Because we have grown in part through acquisitions, goodwill and other acquired intangible assets represent a substantial portion of our assets. If a determination is made that a significant impairment in value of goodwill, other intangible assets, or long-lived assets has occurred, such determination could require us to impair a substantial portion of our assets, which could have a material adverse effect on our financial condition and results of operations.

The floor covering industry may face supply chain restrictions based upon legislation enacted limiting imports from certain global regions.

The Uyghur Forced Labor Prevention Act (the “UFLPA”), effective June 21, 2022, provides a rebuttable presumption that goods mined, produced, or manufactured wholly or in part in the Xinjiang Uyghur Autonomous Region of the People’s Republic of China are prohibited from U.S. importation. Imports of polyvinyl chloride (“PVC”), a major component in the production of luxury vinyl flooring and sourced from the Xinjiang region, may be examined pursuant to the UFLPA under the presumption it was produced using forced labor. A disruption in the import of PVC could have an impact on our supply chain and inventory levels, thereby negatively impacting our operating results.

RISKS RELATED TO OUR FLOORING MANUFACTURING SEGMENT

The floor covering industry is sensitive to changes in general economic conditions. Significant or prolonged declines in the U.S. or global economies could have a material adverse effect on the Company’s flooring manufacturing business.

Downturns in the U.S. and global economies, along with the residential and commercial markets in such economies, negatively impact the floor covering industry and our flooring manufacturing business. Although difficult economic conditions have improved in the U.S., there may be additional downturns in the future that could cause the industry to deteriorate. A significant or prolonged decline in residential or commercial remodeling or new construction activity could materially adversely affect our business, financial condition, and results of operations.

Marquis may be unable to predict customer preferences or demand accurately, or to respond to technological developments.

Marquis operates in a market sector where demand is strongly influenced by rapidly changing customer preferences such as product design and technical features. Failure to respond quickly and effectively to changing customer demand or technological developments could materially adversely affect Marquis’ business, financial condition and results of operations and, indirectly, ours.

Marquis faces intense competition in the flooring industry that could decrease demand for its products or force it to lower its prices, which could have a material adverse effect on its business.

The floor covering industry is highly competitive. Marquis faces competition from a number of manufacturers and independent distributors, many of whom have greater financial and operational resources than it. Maintaining its competitive position may require substantial investments in its product development efforts, manufacturing facilities, distribution network, and sales and marketing activities. Competitive pressures may also result in decreased demand for our products or force it to lower its prices, which could materially adversely affect its business, financial condition, and results of operations and, indirectly, ours.

In periods of rising costs, Marquis may be unable to pass raw materials, energy and fuel-related cost increases on to its customers, which could have a material adverse effect on its business.

The prices of raw materials and fuel-related costs vary significantly with market conditions. Although Marquis generally attempts to pass on increases in raw material, energy, and fuel-related costs to its customers, its ability to do so is dependent upon the rate and magnitude of any increase, competitive pressures, and market conditions for its products. There have been in the past, and may be in the future, periods of time during which increases in these costs cannot be recovered, which could materially adversely affect Marquis’ business, financial condition, and results of operations and, indirectly, ours.

Marquis may be subject to disruptions in the global supply chain.

Houthi attacks in the Red Sea, drought conditions in the Panama Canal, port disruptions, and the continued conflicts in Ukraine and the Middle East may impact our future business by creating increases and volatility in shipping costs along with delays in delivery lead times and may also create increases in our raw material costs. The degree to which these disruptions impact our future business will depend on future developments, which are uncertain.

RISKS RELATED TO OUR STEEL MANUFACTURING SEGMENT

The demand for our steel manufacturing segment’s products may decrease if manufacturing in North America declines or if automakers do not introduce new models or their sales decline.

The products manufactured by our steel manufacturing segment typically follow the North American manufacturing cycle, with a large emphasis on automotive manufacturing. If North American manufacturing is transferred offshore, the need for our products to make tools and dies will decrease. In addition, we rely heavily on the sale of our products to automakers who purchase our products when they retool production lines in connection with the introduction of new models. If those automakers do not introduce a new model in any given year, our sales may decrease, which will have a negative impact on our business, financial condition, results of operations, and cash flows.

Limited availability, or volatility in prices of raw materials and energy may constrain operating levels and reduce profit margins.

Our steel manufacturing segment and other steel producers have periodically faced problems obtaining sufficient raw materials in a timely manner due to a limited number of suppliers, delays, defaults, trade restrictions, severe weather conditions, force majeure events, shortages, or transportation problems, resulting in production curtailments. Additionally, any future decreases in iron ore, scrap, natural gas, and oil prices may place downward pressure on steel prices. If steel prices decline, our steel manufacturing segment’s profit margins could temporarily be reduced, as higher cost inventory is turned over.

Shortages of qualified and trainable labor, increased labor costs, or our steel manufacturing segment’s failure to attract and retain other highly qualified personnel in the future could disrupt our operations and adversely affect our financial results.

Our steel manufacturing segment depends on skilled or trainable drug-free labor for the manufacture of its products. Its continued success depends on the active participation of its key employees. Should a significant employer move into our geographical area, such employer could draw from the current labor pool and require a substantial increase in training expense.

Our operational footprint, unplanned equipment outages, and other unforeseen disruptions may adversely impact our results of operations.

Our steel manufacturing segment has adjusted its business model over time to utilize its equipment and manufacturing facility fully. Production depends on running at a moderate rate of capacity. Outages due to power outages, weather, pandemics, or machine outages affect its capability to produce at the level necessary to meet customer demand or at all. It is also possible that operations may be disrupted due to other unforeseen circumstances, such as union and other foreign tariffs, free trade agreements, trade regulations, laws, and policies.

Our production and distribution workforce is unionized, and we may face labor disruptions that would interfere with our operations.

Precision Marshall’s manufacturing employees are covered by a collective bargaining agreement through the United Steelworkers, and its warehouse and distribution workforce employees are covered by a collective bargaining agreement through the International Association of Machinists and Aerospace Workers. These agreements were successfully renegotiated during 2021 without a work stoppage, and were extended through September 2026 and April 2026, respectively. Future negotiations prior to the expiration of the collective bargaining agreements may result in labor unrest for which a strike or work stoppage is possible. Strikes and/or work stoppages could negatively affect Precision Marshall’s operational and financial results and may increase operating expenses and, indirectly, ours.

We rely on third parties for transportation services and increases in costs or the availability of transportation may adversely affect our business and operations.

Our steel manufacturing segment’s business depends on the transportation of a large number of products. It relies primarily on third parties for transportation of its products, as well as delivery of its raw materials. Any increase in the cost of transportation, or failure by any of these third parties to deliver raw materials or products in a timely manner, may adversely affect our steel manufacturing segment’s results of operations and financial position.

We face risks relating to changes and proposed changes in U.S. and foreign tariffs, trade agreements, laws, and other isolationist policies.

Our steel manufacturing segment’s business depends on manufacturing products in North America. If import or export tariffs were to increase disproportionally on raw materials compared to finished goods, manufacturers may cease purchasing our products and instead purchase from third parties not subject to such tariffs. The imposition of import or export restrictions or trade restrictions by the United States government or foreign countries could have a material adverse effect on our steel manufacturing segment’s business.

The steel industry is highly cyclical, which may have an adverse effect on our results of operations.

Steel consumption is highly cyclical and generally follows economic and industrial conditions both worldwide and in regional markets. This volatility makes it difficult to balance the procurement of raw materials and energy with global steel prices, our steel production and customer product demand. Additionally, our steel manufacturing segment’s business is reliant on certain other industries that are cyclical in nature. Precision Marshall sells to distributors, who, in turn, sell to the automotive, appliance, defense, and construction-related industries, some of which exhibit a great deal of sensitivity to general economic conditions.

Compliance with existing and new environmental regulations, environmental permitting, and approval requirements may result in delays or other adverse impacts on planned projects, our results of operations and cash flows.

Steel producers in the U.S., along with their customers and suppliers, are subject to numerous federal, state, and local laws and regulations relating to the protection of the environment. These laws continue to evolve and are becoming increasingly stringent. Compliance with current or future regulations could entail additional costs and could have a negative impact on our results of operations and cash flows. Failure to comply with the requirements may result in administrative, civil, and criminal penalties, revocation of permits, substantial fines or sanctions, and enforcement actions. In addition, there can be no assurance that future approvals, licenses and permits will be granted or that our steel manufacturing segment will be able to maintain and renew the approvals, licenses, and permits it currently holds.

Increasing pressure to reduce greenhouse gas (GHG) emissions from steelmaking operations to comply with U.S. and EU regulations as well as societal expectations could increase costs to manufacture future raw materials or reduce the amount of materials being manufactured.

Precision Marshall relies on raw material sources in the EU and U.S. Tightening of those requirements in the EU and/or sources in the U.S. could deter steel producers from producing the raw material for our products or result in significant price increases of our raw material.

Our subsidiary, Precision Metal Works, Inc., is currently in default under its credit facility, and the lender’s forbearance period has expired, which could result in acceleration of the outstanding indebtedness or enforcement of remedies against PMW’s assets.

Precision Metal Works, Inc. (“PMW”), our wholly-owned subsidiary, is party to a Credit and Security Agreement with Fifth Third Bank, National Association (“Fifth Third”), pursuant to which approximately $10.6 million in principal is outstanding as of June 30, 2026. The maturity date of the loan was July 19, 2026. During the three months ended March 31, 2026, the Company determined that PMW was in default of the Fixed Charge Coverage Ratio (“FCCR”) covenant under the credit agreement governing its Credit Agreement, at which time Fifth Third agreed to forbear from exercising its rights and remedies through June 15, 2026, which forbearance subsequently was extended through August 19, 2026 and further extended through September 19, 2026. The FCCR default was not a default on any payment obligations to Fifth Third under the Credit Agreement, as PMW has made, and continues to make, all payments on the Fifth Third Facility.

The default does not (and cannot) trigger any cross-default or cross-acceleration provision under any other credit facility of the Company or any of its other subsidiaries.  Accordingly, Fifth Third’s potentially available rights and remedies — including any potential right to declare the outstanding balance immediately due and payable or to foreclose on PMW’s assets — are limited solely to PMW and its assets.  Fifth Third has no contractual recourse to the assets of Live Ventures or any of its other subsidiaries.

The forbearance period has been extended through August 19, 2026, and PMW has not refinanced the obligations. PMW and the Company are currently evaluating financing terms with a prospective replacement lender; however, there can be no assurance that a definitive agreement on acceptable terms will be entered. During the term of the in-place forbearance agreement, Fifth Third is contractually precluded from exercising any of its potential contractual rights and remedies against PMW, including declaring all of PMW’s outstanding obligations immediately due and payable, foreclosing upon PMW’s collateral securing the Credit Agreement, which includes substantially all of PMW’s assets, or pursuing any other remedies available under the Credit and Security Agreement or applicable law.

If Fifth Third elects not to extend the in-place forbearance agreement, it could accelerate the indebtedness or enforce remedies against PMW’s assets. Were that to occur and PMW not to refinance its obligations to Fifth Third under the Credit Agreement, PMW may be unable to continue operations, which could result in a non-cash impairment of our investment in PMW. However, given PMW's current operating losses, the elimination of PMW's operations would not be expected to have a material adverse effect on the Company's consolidated net earnings.  Alternatively, we could determine to continue to provide financial support to PMW, which provision of support could adversely affect our liquidity. There can be no assurance that PMW will be able to negotiate a further forbearance, obtain replacement financing on acceptable terms or at all, or otherwise resolve its default status with Fifth Third, and the failure to do so could have an adverse effect on the business, financial condition, and results of operations of PMW, but not a material adverse effect on the Company, on a consolidated basis.

GENERAL RISK FACTORS

We depend on key persons, and the loss of any key person could adversely affect our operations.

The future success of our business is dependent on our senior leadership team members. Our senior leadership team members have extensive sales and marketing, engineering, product development, manufacturing and finance backgrounds in the various industries our subsidiaries operate. If one or more of our key personnel are unable or unwilling to continue in their present positions, we may not be able to easily replace them, and we may incur additional expenses to recruit and train new personnel. The loss of our key personnel could severely disrupt our business, and its financial condition and results of operations could be materially and adversely affected.

Adverse developments in our ongoing legal proceedings or future legal proceedings could have a material adverse effect on our business operations and prospects, reputation, financial condition, results of operations, or stock price.

We have been, and may continue to be subject to investigations, arbitration proceedings, audits, regulatory inquiries and similar actions, including matters related to intellectual property, employment, securities laws, disclosures, tax, accounting, class action and product liability, as well as regulatory and other claims related to our business and our industry. We cannot predict the outcome of any particular proceeding, or whether ongoing investigations will be resolved favorably or ultimately result in charges or material damages, fines or other penalties, enforcement actions, bars against serving as an officer or director, or regulation by the SEC, or civil or criminal proceedings against us or members of our senior management. Legal proceedings, securities and class action litigation and regulatory investigations in particular, can be expensive and disruptive. An unfavorable outcome of any legal proceeding may have an adverse impact on our business, financial condition and results of operations, or our stock price.

Due to our concentrated stock ownership, public stockholders may have no effective voice in our management, and the trading price of our common stock may be adversely affected.

As of December 5, 2025, Isaac Capital Group LLC (“ICG”), together with Jon Isaac, our President and CEO and the President and sole member of ICG, control approximately 67.4% of the outstanding voting power of our company (assuming the exercise of all outstanding and exercisable warrants held by them). As a result, Jon Isaac, both individually and through ICG, is able to exercise significant influence over all matters that require us to obtain stockholder approval, including the election of directors to our Board and approval of significant corporate transactions. This significant concentration of share ownership may also adversely affect the trading price for our common stock because investors may perceive disadvantages in owning stock in companies with concentrated stock ownership.

Because we have no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your shares of common stock for a price greater than your purchase price for your shares.

We may retain future earnings, if any, for future operation, expansion, and debt repayment and, with the exception of dividends payable on shares of our Series E Preferred Stock, we have no current plans to pay cash dividends on our common stock for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our Board of Directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our Board of Directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur.

Certain provisions of Nevada law, in our organizational documents and in contracts to which we are party may prevent or delay a change of control of our company.

We are subject to the Nevada anti-takeover laws regulating corporate takeovers. These anti-takeover laws prevent Nevada corporations from engaging in a merger, consolidation, sales of its stock or assets, and certain other transactions with any stockholder who owns 10% or more of the corporation’s outstanding voting stock, for three years following the date that the stockholder acquired 10% or more of the corporation’s voting stock, except in certain situations. In addition, our amended and restated articles of incorporation and bylaws include a number of provisions that may deter or impede hostile takeovers or changes of control or management. These provisions of Nevada law and our articles of incorporation and bylaws could prohibit or delay mergers or other takeover or change of control of our company and may discourage attempts by other companies to acquire us, even if such a transaction would be beneficial to our stockholders.

BUSINESS

General

The “Company,” “Live Ventures,”, “Live”, “we,” “our,” and “us” are used interchangeably to refer to Live Ventures Incorporated and its subsidiaries, as appropriate in the context.

Live Ventures Incorporated (Nasdaq: LIVE) is a holding company of diversified businesses, which, together with our subsidiaries, we refer to as the “Company”, “Live Ventures”, “we”, “us”, or “our”. We acquire and operate companies in various industries that have historically demonstrated a strong history of earnings power. We currently have five segments to our business: Retail-Entertainment, Retail-Flooring, Flooring Manufacturing, Steel Manufacturing, and Corporate and Other.

Under the Live Ventures brand, we seek opportunities to acquire profitable and well-managed companies. We work closely with consultants who help us identify target companies that fit within the criteria we have established for opportunities that will provide synergies with our businesses.

Our principal offices are located at 8548 Rozita Lee Avenue, Suite 305, Las Vegas, Nevada 89113, our telephone number is (702) 997-5968, and our corporate website (which does not form part of this Registration Statement on Form S-3) is located at www.liveventures.com. Our common stock trades on The Nasdaq Capital Market under the symbol “LIVE”.

Retail-Entertainment Segment

Our Retail-Entertainment Segment is composed of Vintage Stock, Inc., doing business as Vintage Stock, V-Stock, Movie Trading Company, and EntertainMart (collectively, “Vintage Stock”).

Vintage Stock is an award-winning specialty entertainment retailer that offers a large selection of entertainment products, including new and pre-owned movies, video games and music products, as well as ancillary products, such as books, comics, toys and collectibles, in a single location. With its integrated buy-sell-trade business model, Vintage Stock buys, sells, and trades new and pre-owned movies, music, video games, electronics, and collectibles through 73 retail locations strategically positioned across Alabama, Arkansas, Colorado, Idaho, Illinois, Kansas, Missouri, Montana, Nebraska, New Mexico, Oklahoma, Tennessee, Texas, and Utah and through its website www.vintagestock.com.

Retail-Flooring Segment

Our Retail-Flooring Segment is composed of Flooring Liquidators, Inc. (“Flooring Liquidators”).

Flooring Liquidators is a leading retailer and installer of flooring, carpeting, and countertops to consumers, builders, and contractors in California and Nevada, operating 28 warehouse-format stores and a design center. Over the years, it has established a strong reputation for innovation, efficiency, and service in the home renovation and improvement market. Flooring Liquidators serves retail and builder customers through two businesses: retail customers through its Flooring Liquidators retail stores, and builder and contractor customers through Elite Builder Services, Inc.

Flooring Manufacturing Segment

Our Flooring Manufacturing segment is comprised of Marquis Industries, Inc. (“Marquis”).

Marquis is a leading carpet manufacturer and distributor of carpet and hard-surface flooring products. Over the last decade, Marquis has been an innovator and leader in the value-oriented polyester carpet sector, which is currently the market’s fastest-growing fiber category. Marquis focuses on the residential, niche commercial, and hospitality end-markets and serves thousands of customers.

Since commencing operations in 1995, Marquis has built a strong reputation for outstanding value, styling, and customer service. Its innovation has yielded products and technologies that differentiate its 10 brands in the flooring marketplace. Marquis’s state-of-the-art operations enable high quality products, unique customization, and short lead-times. Furthermore, the Company has recently invested in additional capacity to grow several attractive lines of business, including printed carpet and yarn extrusion.

Steel Manufacturing Segment

Our Steel Manufacturing segment is comprised of (i) Precision Industries, Inc. (“Precision Marshall”), and its wholly-owned subsidiaries The Kinetic Co., Inc. (“Kinetic”), and Central Steel Fabricators, LLC. (“Central Steel”), and (ii) Precision Metal Works, Inc. (“PMW”).

Precision Marshall is the North American leader in providing and manufacturing, pre-finished, de-carb free tool and die steel. For over 75 years, Precision Marshall has served steel distributors through quick and accurate service. Precision Marshall has led the industry with exemplary availability and value-added processing that saves distributors time and processing costs.

Founded in 1948, Precision Marshall “The Deluxe Company” has built a reputation of high integrity, speed of service and doing things the “Deluxe Way”. The term Deluxe refers to all aspects of the product and customer service to be head and shoulders above the rest. From order entry to packaging and delivery, Precision Marshall makes it easy to do business and backs all products and service with a guarantee.

Precision Marshall provides four key products to over 500 steel distributors in four product categories: Deluxe Alloy Plate, Deluxe Tool Steel Plate, Precision Ground Flat Stock, and Drill Rod. With over 5,000 distinct size grade combinations in stock every day, Precision Marshall arms tool steel distributors with deep inventory availability and same day shipment to their place of business or often ships direct to their customer saving time and handling.

On June 28, 2022, Precision Marshall acquired Kinetic. Kinetic is a highly recognizable and regarded brand name in the production of industrial knives and hardened wear products for the tissue and metals industries and is known as a one-stop shop for in-house grinding, machining, and heat-treating. Kinetic is headquartered in Greendale, Wisconsin. Kinetic manufactures more than 90 types of knives and numerous associated parts with modifications and customizations available to each.

On July 20, 2023, Live, through a wholly-owned acquisition subsidiary, acquired PMW. Founded in 1947 in Louisville, Kentucky, PMW manufactures and supplies highly engineered parts and components across 400,000 square feet of manufacturing space. PMW offers world-class metal forming, assembly, and finishing solutions across diverse industries, including appliance, automotive, hardware, electrical, electronic, medical products, and devices.

On May 17, 2024, Precision Marshall acquired Central Steel. Founded in 1969 in Chicago, Illinois, Central Steel is a manufacturer of specialized fabricated metal products. Central Steel offers over 2,300 unique products to more than 500 customers. Its extensive product line, primarily for data centers, includes cable racks, auxiliary framing, hardware, insulation products, and network bays.

Corporate and Other Segment

Our Corporate and Other segment consists of certain corporate general and administrative costs, and operations of certain legacy products and service offerings for which we are no longer accepting new customers.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

•	shares of Common Stock;

•	shares of Preferred Stock, which may be convertible into shares of Common Stock;

•	debt securities, which may be senior or subordinated and may be convertible into or exchangeable for shares of Common Stock or shares of Preferred Stock;

•	warrants exercisable for debt securities, shares of Common Stock, or shares of Preferred Stock;

•	rights to purchase any of such securities; and

•	units composed of our debt securities, shares of Common Stock, shares of Preferred Stock, and warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price, and the net proceeds to us will be contained in the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, relating to such offering.

DESCRIPTION OF CAPITAL STOCK

The following summary of terms of our Common Stock and our Preferred Stock is based upon our Articles of Incorporation (our “Charter”) and Bylaws (our “Bylaws”), currently in effect, and under Chapter 78 of the Nevada Revised Statutes (the “NRS”). This summary is not complete and is subject to, and qualified in its entirety by reference to, our Charter and our Bylaws. For a complete description of the terms and provisions of our Common Stock, please refer to our Charter and Bylaws, which are filed as exhibits to Registration Statement of which this prospectus forms a part. Throughout this section, references to “we,” “our,” and “us” refer to Live Ventures Incorporated and its subsidiaries.  We encourage you to carefully read these documents and the applicable provisions of the NRS.

General

Our authorized capital stock consists of 10,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which 200,000 shares are designated as Series E Convertible Preferred Stock (our “Series E Preferred Stock”).

As of August 28, 2026, we had 3,071,656 shares of our Common Stock issued and outstanding and 47,840 shares of our Series E Preferred Stock issued and outstanding.

The authorized and unissued shares of Common Stock and Preferred Stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may then be listed. Unless approval of our stockholders is so required, our Board of Directors (our “Board”) does not currently intend to seek stockholder approval for the issuance and sale of our Common Stock.

All of our issued and outstanding shares of our capital stock are fully paid and non-assessable.

Common Stock

Voting, Dividend, and Liquidation Rights

Each holder of our Common Stock is entitled to one vote for each share issued and outstanding held on all matters to be voted upon by the stockholders. Our Charter does not provide for cumulative voting in the election of directors. The holders of shares of our Common Stock will be entitled to such cash dividends as may be declared from time to time by our Board from funds available therefor. Upon the sale of substantially all of our capital stock or assets in a non-public transaction or dissolution, liquidation or winding up, and after all liquidation preferences payable to any series of preferred stock entitled thereto have been satisfied, our remaining assets shall be distributed to all holders of Common Stock and any similarly situated stockholders who are not entitled to any liquidation preference or, if there be an insufficient amount to pay all such stockholders, then ratably among such holders.

Preemptive or Other Rights

Our shares of Common Stock do not have any preemptive, conversion, or redemption rights.

Stockholder Action; Special Meetings

Our Bylaws provide that stockholders’ actions can only be taken at an annual or special meeting of our stockholders. Our Bylaws provide that special meetings of the stockholders may be called at any time only by the Chairman of our Board, our Chief Executive Officer, or our President. Our Charter does not permit stockholders to take action by written consent in lieu of an annual or special meeting unless the action to be effected and the taking of such action by written consent has been approved in advance by our Board.

Board of Directors; Removal; Vacancies

Our Bylaws specify that the number of directors is to be determined by a majority of the total number of directors serving prior to any increase or decrease, provided there are at least three and no more than nine directors. Our Board is currently composed of five directors. We do not have a classified Board. Pursuant to our Bylaws and the NRS, a director serves until the next annual meeting and until his or her successor has been elected and qualified, or until his or her earlier death, removal, or resignation.

Newly created directorships resulting from an increase in the number of directors and vacancies occurring on our Board for any reason may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. A director that is appointed or elected to fill a vacancy shall hold office for the remaining term of his or her predecessor.

Limitation of Liability and Indemnification

Our Charter provides that none of our directors and officers shall be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions that involve intentional misconduct, fraud, or knowing violation of law or (ii) for authorizing any distribution in violation of Section 78.300 of the NRS. Our Bylaws provide that any officer or director who is made a party or witness to an action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was one of our directors or officers or serving at our request as a director, officer, employee, or agent, shall be indemnified and held harmless by us to the fullest extent authorized by the NRS. The right to indemnification shall include the right of advancement of expenses to the extent permitted under the NRS.

Listing and Transfer Agent

Our common stock is listed on The Nasdaq Capital Market under the symbol “LIVE.” The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Preferred Stock

Dividends

We have one class of authorized preferred stock. Each share of Series E Preferred Stock is entitled to and receives a dividend of $0.015 per year.

Anti-Takeover Effects of Certain Provisions of our Charter, our Bylaws, and the NRS

Certain provisions of the NRS and our Charter and Bylaws could make more difficult the acquisition of us by means of a tender offer or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us.

Advance Notice of Stockholder Proposals

Our Bylaws provide that stockholders may submit proposals for inclusion in the agenda for an Annual Meeting of Stockholders by complying with the advance notice procedures set forth in our Bylaws. Stockholder proposals must be submitted to the Chairman of our Board, our Chief Executive Officer, our President, or our Secretary not less than 120 days before the one-year anniversary of the date on which we released our proxy statement in connection with the previous year’s annual meeting of stockholders. In the event that our annual meeting date has been changed by more than 30 days from the date of the prior year’s annual meeting, written proposals must be submitted within a reasonable time before we begin to print and mail our proxy materials. To be in proper form, a stockholder’s written proposal must include: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of our capital stock that are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. This provision could make it more difficult for stockholders to submit proposals for consideration and nominees for director at an annual meeting of our stockholders.

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS prohibit a Nevada corporation with at least 200 stockholders (at least 100 of whom are stockholders of record and residents of the State of Nevada) from engaging in various “combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the entity’s board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the entity’s board of directors or a majority of the voting power held by disinterested stockholders of the entity, or

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if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of an entity’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Acquisitions of Controlling Interest

Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person who acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our Charter or Bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority, or (3) a majority or more of all of the voting power of that corporation in the election of its directors. Once an acquirer crosses one of these thresholds, shares that it acquired in the transaction that took it over the threshold and shares that it acquired within the 90 days immediately preceding the date when it acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

DESCRIPTION OF PREFERRED STOCK

Shares of our Preferred Stock may be issued in one or more series, and our Board is authorized to determine the designation and to fix the number of shares of each series. Our Board is further authorized to fix and determine the dividend rate, premium or redemption rates, conversion rights, voting rights, preferences, privileges, restrictions, and other variations granted to or imposed upon any wholly unissued series of our Preferred Stock.

Prior to the issuance of shares of a series of Preferred Stock, our Board will adopt resolutions and file a certificate of designation with the Secretary of State of the State of Nevada. The certificate of designation will fix for each series the designation and number of shares and the rights, preferences, privileges, and restrictions of the shares including, but not limited to, the following:

•	the voting rights, if any, of the Preferred Stock;

•	any rights and terms of redemption;

•	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation applicable to the Preferred Stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the Preferred Stock will accumulate;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution, or winding up of our affairs;

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the terms and conditions, if applicable, upon which the Preferred Stock will be convertible into Common Stock, another series of Preferred Stock, or any other class of securities, including the conversion price (or manner of calculation) and conversion period;

•	the provision for redemption, if applicable, of the Preferred Stock;

•	the provisions for a sinking fund, if any, for the Preferred Stock;

•	the liquidation preferences, if any, for the Preferred Stock;

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any limitations on the issuance of any class or series of Preferred Stock ranking senior to or on a parity with the class or series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution, or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations, or restrictions of the Preferred Stock.

In addition to the terms listed above, we will set forth in a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, the following terms relating to the series of Preferred Stock being offered:

•	the number of shares of the preferred stock offered, the liquidation preference per share, the conversion rights, and the offering price of the Preferred Stock;

•	the procedures for any auction and remarketing, if any, for the Preferred Stock;

•	any listing of the Preferred Stock on any securities exchange; and

•	a discussion of any material and/or special United States federal income tax considerations applicable to the Preferred Stock.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or any related free writing prospectus or other offering materials, as applicable, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement or any related free writing prospectus or other offering materials, as applicable, shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, in one or more series. These debt securities that we may issue include senior debt securities, senior subordinated debt securities, subordinated debt securities, convertible debt securities, and exchangeable debt securities. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summary description, together with the additional information we may include in any applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of indenture filed as an exhibit to the Registration Statement of which the prospectus is a part, as it may be supplemented, amended, or modified from time to time, as well as the notes and supplemental agreement relating to each series of debt securities that will be incorporated by reference as exhibits to the Registration Statement that includes the prospectus or as exhibits to a Current Report on Form 8-K if we offer debt securities.

General

The indenture does not limit the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We may issue the debt securities issued under the indentures as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or “OID,” for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement, the related free writing prospectus, or other offering materials, as applicable, the terms of the series of debt securities being offered, including:

•	the title or designation;

•	the aggregate principal amount and any limit on the aggregate principal amount that may be issued;

•	the maturity date or dates on which principal will be payable;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt, or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable, and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the place or places where payments will be payable;

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whether the debt securities of that series shall be issued in whole or in part in the form of a global security or securities, the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•	whether the indenture will restrict our ability to pay dividends or will require us to maintain any asset ratios or reserves;

•	if, other than the full principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof;

•	whether we will be restricted from incurring any additional indebtedness;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale, or assignment of the debt securities of the series;

•	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities; and

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any other specific terms, preferences, rights, or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special consideration applicable to any of these debt securities in the applicable prospectus supplement, related free writing prospectus, or other offering materials, as applicable.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement, related free writing prospectus, or other offering materials, as applicable, the terms on which a series of debt securities may be convertible into or exchangeable for shares of our Common Stock, shares of our Preferred Stock, or other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder, or at our option. We may include provisions pursuant to which the number of shares of our Common Stock, shares of our Preferred Stock, or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger, or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

Unless we provide otherwise in the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, applicable to a particular series of debt securities, the indenture will contain covenant that restricts our ability to merge or consolidate, or sell, convey, transfer, or otherwise dispose of our assets as an entirety or substantially as an entirety, unless we are the surviving corporation or the successor to or acquirer of such assets (other than a subsidiary of ours) expressly assumes all of our obligations under the indenture or the debt securities, as appropriate. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing.

Unless we provide otherwise in the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indentures

Unless we provide otherwise in the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

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if we fail to pay interest when due and our failure continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplement thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplement thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency, or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency, or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided, that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

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the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request, and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indentures; Waiver

We and the debenture trustee may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to evidence the succession of another corporation to us and the assumption by any such successor of our covenants in such indenture and in the debt securities issued thereunder;

•	to add to our covenants or to surrender any right or power conferred on us pursuant to the indenture;

•	to establish the form and terms of debt securities issued thereunder;

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to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee;

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to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action adversely affects the interests of the holders of any series of debt securities issued thereunder in any material respect;

•	to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of securities under the indenture;

•	to add any additional events of default with respect to all or any series of debt securities;

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to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

•	to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

•	to pledge to the trustee as security for the debt securities of any series any property or assets;

•	to add guarantees in respect of the debt securities of one or more series;

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to change or eliminate any of the provisions of the indenture, provided that any such change or elimination becomes effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

•	to provide for certificated securities in addition to or in place of global securities;

•	to qualify such indenture under the Trust Indenture Act;

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with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in our offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in our good faith judgment, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

•	to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt security affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of, or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to confer or exchange a debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium, or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge, Defeasance, and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations, as trust funds, in an amount certified to be enough to pay, when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

•

we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost, or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and will be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for the registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•

ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•

upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•

ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer, or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that, under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising, or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur.

Payment and Paying Agents

Unless we other indicate in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, we will designate the corporate trust office of the debenture trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium, or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable.

Outstanding Debt Securities

As of June 30, 2026, we had the following debt securities outstanding:

•

On April 9, 2020, we entered into an unsecured revolving line of credit promissory note (the “ICG Revolver”) with Isaac Capital Group LLC (“ICG”), of which Jon Isaac, our President and Chief Executive Officer, is the sole member, providing for a revolving credit facility of up to $1.0 million. Following several amendments, on April 8, 2025, we entered into the Fourth Amendment to the ICG Revolver, which extended the maturity date to April 8, 2030, increased the available revolving credit under the facility to $12.0 million, and established a fixed conversion price of $7.85 per share for obligations outstanding under the ICG Revolver, exercisable at the discretion of Mr. Isaac in his role as the sole member of ICG. As of June 30, 2026, ICG had the contractual right to acquire up to 1,525,612 shares of our Common Stock pursuant to the amended terms of the ICG Revolver, based on the outstanding balance of the debt as of such date. As of June 30, 2026, no obligations under the ICG Revolver had been converted into shares of common stock, and the outstanding balance under the ICG Revolver was $12.0 million.

•

On January 19, 2023, in connection with the acquisition of Flooring Liquidators, Flooring Affiliated Holdings, LLC, a wholly-owned subsidiary of ours entered into a promissory note for the benefit of ICG in the principal amount of $5.0 million (the “ICG Flooring Liquidators Loan”). We have guaranteed the ICG Flooring Liquidators Loan, which originally matured on January 18, 2028, and bears interest at 12.0% per annum, with interest payable monthly in arrears. On February 17, 2026, Flooring Affiliated Holdings, LLC entered into an amendment to the ICG Flooring Liquidators Loan, which capitalized all accrued and unpaid interest, including default-rate interest, added a 1.0% amendment fee, and extended the maturity date to August 18, 2029. As of June 30, 2026, the outstanding balance under the ICG Flooring Liquidators Loan was $7.0 million.

•

On January 19, 2023, in connection with the acquisition of Flooring Liquidators, we executed a promissory note in favor of Spriggs Investments, LLC (“Spriggs Investments”), a limited liability company whose sole member is Rodney Spriggs, the President and Chief Executive Officer of Vintage Stock, Inc., in the principal amount of $1.0 million (the “Spriggs Loan II”). The Spriggs Loan II bears interest at 12.0% per annum, with interest payable monthly in arrears and, following amendments on February 29, 2024, and July 30, 2025, matures on July 31, 2026. The Company expects to extend the maturity date of the Spriggs Loan II and is currently in the process of negotiating the extension. As of June 30, 2026, the principal amount outstanding under the Spriggs Loan II was $0.8 million.

•

On December 14, 2024, in connection with the settlement of certain seller-financed loans, we entered into a promissory note for the benefit of ICG in the principal amount of approximately $2.6 million (the “ICG PMW Note”). We received proceeds of approximately $1.9 million from ICG, which were used to settle such loans and accrued interest. The ICG PMW Note matures on December 17, 2029 and bears interest at 12.0% per annum, with interest payable monthly in arrears. As of June 30, 2026, the outstanding balance under the ICG PMW Note was approximately $2.6 million.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, shares of our Common Stock, shares of our Preferred Stock, or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information, or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials may describe the terms of any warrants that we may offer, including but not limited to the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between a bank, trust company, or other financial institution as warrant agent, and us. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of Common Stock or shares of Preferred Stock will not have any rights of holders of the shares of Common Stock or the shares of Preferred Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the shares of Common Stock or the shares of Preferred Stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials. Warrants may be exercised at any time from the initial exercise date and time through and including the close of business on the expiration date set forth in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials.

Warrants may be exercised as set forth in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our debt securities, shares of our Common Stock, or shares of our Preferred Stock. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement that we will enter with a bank or trust company, as rights agent, all of which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of rights in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials is subject to and is qualified in its entirety by reference to the rights agreement and the rights certificates. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the Registration Statement of which this prospectus is a part on or before the time we issue a series of rights. See “Available Information” and “Incorporation of Certain Documents by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials may describe:

•	in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

•	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for the underlying debt securities, shares of our Common Stock or shares of our Preferred Stock upon the exercise of the rights;

•	the number and terms of the underlying debt securities, shares of our Common Stock or shares of our Preferred Stock that may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including, but not limited to, the terms, procedures, conditions, and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “—Description of Debt Securities” and “—Description of Capital Stock” above, will apply, as applicable, to any rights we offer.

DESCRIPTION OF UNITS

General

We may issue units composed of (i) our debt securities, (ii) shares of our Common Stock, (iii) shares of our Preferred Stock, (iv) warrants to purchase our debt securities, shares of our Common Stock, or shares of our Preferred Stock or any combination of these securities, and (v) rights to purchase our debt securities, shares of our Common Stock, or shares of our Preferred Stock in any combination. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information, or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file these documents with the SEC for incorporation by reference into this prospectus, as applicable. See “Available Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, we intend to use the net proceeds from the sale of securities for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, through a rights offering, or otherwise. We will describe the terms of the offering of the securities in a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on The Nasdaq Capital Market or any other organized market on which the securities may be traded;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices, or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus or other offering materials, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements that may be entered into with us to indemnification against specified liabilities, including liabilities incurred under the Securities Act, or to contribution to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries, or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of Common Stock registered under the Registration Statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our Common Stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our Common Stock to engage in market-making activities with respect to our Common Stock. These restrictions may affect the marketability of our Common Stock and the ability of any person or entity to engage in market-making activities with respect to our Common Stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

All securities we offer other than shares of Common Stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Clark Hill PLC, Los Angeles, California, will provide opinions regarding the validity of any securities offered by this prospectus. Clark Hill PLC may also provide opinions regarding certain other matters. The legality of the securities for any underwriters, dealers, or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Registrant as of and for the years ended September 30, 2025 and 2024, incorporated by reference in this prospectus, have been audited by Frazier & Deeter, LLC, an independent registered public accounting firm, as stated in their reports incorporated by reference herein, and have been incorporated in reliance upon the authority of such firm as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all expenses to be paid by the Registrant in connection with this offering.

Fee	Total
SEC registration fee	$6,905.00
FINRA filing fee	*
Nasdaq listing fee	*
Printing	*
Legal fees and expenses	12,000.00
Accounting fees and expenses	*
Transfer agent and registrar fees	*
Miscellaneous	*
Total	$18,905.00

* Fees and expenses (other than the SEC registration fee to be paid upon filing of this registration statement) will depend on the securities offered, the number of issuances and the nature of the offerings, and cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes (“NRS”) 78.138(7) provides that, subject to limited statutory exceptions and unless the Articles of Incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless determined that the presumption that directors and officers are presumed to act in good faith, on an informed basis and with a view to the interest of the corporation has been rebutted and it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud, or a knowing violation of law.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to NRS 78.751(2), may be made by the corporation only as authorized in each specific case upon a determination that the indemnification of a director, officer, employee, or agent of a corporation is proper under the circumstances. Such determination must be made by (x) the stockholders, (y) the board of directors, by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or (z) independent legal counsel, in a written opinion, if (1) a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding so orders or (2) a quorum consisting of directors who were not parties to the action, suit, or proceeding cannot be obtained.

The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

NRS 78.7502(2)(b) provides that indemnification may not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.751(1), requiring mandatory indemnification of officers, directors, employees, and agents, provides that a corporation shall indemnify any person in such a role to the extent that the person is successful on the merits or otherwise in defense of: (a) any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise or (b) any claim, issue, or matter therein, against expenses actually and reasonably incurred by the person in connection with defending the action, including, without limitation, attorney’s fees.

NRS 78.751(2) provides that, unless otherwise restricted by the corporation’s articles of incorporation or bylaws, or an agreement made by the corporation, the corporation may pay expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer was not entitled to be indemnified by the corporation. The articles of incorporation, the bylaws, or an agreement made by the corporation may require the corporation to pay such expenses upon receipt of such an undertaking.

Under the NRS, the indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

•

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law, and such misconduct, fraud or violation was material to the cause of action; and

•	Continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

Unless the articles of incorporation, the bylaws, or an agreement made by a corporation provide otherwise, if a person is entitled to indemnification or the advancement of expenses from the corporation and any other person, the corporation is the primary obligor with respect to such indemnification or advancement. A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit, or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred.

The Company’s Articles of Incorporation provide that, to the fullest extent permitted under the NRS (including, without limitation, to the fullest extent permitted under NRS 78.7502 and 78.751(3)) and other applicable law, the Company shall indemnify its directors and officers in their respective capacities as such. The Company’s Articles of Incorporation further provide that the liability of its directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS.

The Registrant intends to maintain insurance on behalf of the Registrant and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement with respect to Debt Securities
1.2*	Form of Underwriting Agreement with respect to Common Stock
1.3*	Form of Underwriting Agreement with respect to Preferred Stock
1.4*	Form of Underwriting Agreement with respect to Warrants
1.5*	Form of Underwriting Agreement with respect to Units
4.1*	Form of Indenture with respect to Debt Securities
4.2

Form of Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.3 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on February 10, 2020)

4.3*	Form of Specimen Preferred Stock Certificate
4.4*	Form of Certificate of Designation of Preferred Stock
4.5*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Debt Securities
4.6*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Common Stock
4.7*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Preferred Stock
4.8*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Units
4.9*	Form of Unit Agreement (including Unit Certificate)
4.10*	Form of Rights Agreement (including Form of Rights Certificate)
5.1^	Opinion of Clark Hill PLC
23.1^	Consent of Clark Hill PLC (included in Exhibit 5.1)
23.2^	Consent of Frazier & Deeter, LLC
24.1^	Powers of Attorney (included on applicable signature page to this registration statement)
25.1**	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Senior Debt Securities)
25.2**	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Subordinated Debt Securities)
107*	Filing Fee Table

^	Filed herewith
*	To be filed as an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference into this registration statement.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

That, for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(9)

That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 28th day of August, 2026.

LIVE VENTURES INCORPORATED

/s/ Jon Isaac
Jon Isaac
President and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Jon Isaac and David Verret, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Jon Isaac
Jon Isaac	President and Chief Executive Officer and Director	August 28, 2026
(Principal Executive Officer)
/s/ David Verret
David Verret	Chief Financial Officer	August 28, 2026
(Principal Accounting and Financial Officer)
/s/ Tony Isaac
Tony Isaac	Director	August 28, 2026

/s/ Greg LeClaire
Greg LeClaire	Director	August 28, 2026

/s/ Dennis Gao
Dennis Gao	Director	August 28, 2026

/s/ Tyler Sickmeyer
Tyler Sickmeyer	Director	August 28, 2026